UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 8, 2013
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MCG Capital Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, 10th Floor, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)
(703) 247-7500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On November 8, 2013, MCG Capital Corporation, a Delaware corporation (“MCG” or the “Company”), withdrew its application for a second license from the Small Business Administration (“SBA”) to operate an additional subsidiary as a small business investment company (“SBIC”).
In December 2004, MCG formed a wholly owned subsidiary, Solutions Capital I, L.P. (“SCI”), which received a license from the SBA to operate as an SBIC under the Small Business Investment Act of 1958, as amended. As of September 30, 2013, SCI had borrowed $150.0 million, the maximum amount of outstanding leverage available to single-license SBIC companies.
In March 2011, MCG formed another wholly owned subsidiary, Solutions Capital II, L.P. (“SCII”), and, in February 2013, the Company announced the receipt of a green light letter from the SBA inviting MCG to continue its application process to obtain a license to form and operate a second SBIC. After discussions with the SBA, the Company elected to withdraw its application for a second license until such time as the SBA has an opportunity to further evaluate organizational results in connection with MCG’s restructuring efforts and its position in relation to other specialty finance companies. The SBA has indicated that MCG may petition the SBA for permission to re-file its application at a future date.
The withdrawal of the license application for SCII does not impact SCI’s SBIC license, the debentures for which mature between September of 2018 and March 2022.
At September 30, 2013, MCG had $133.2 million of cash and cash equivalents available for general corporate purposes and new investments, of which $36.8 million of cash is held in restricted accounts related to SCI that MCG may use to fund new investments in SCI.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: November 8, 2013	By:	/s/ Keith Kennedy
Keith Kennedy
Chief Financial Officer